Exhibit 10.24

AMENDMENT FOUR

and

MERGER AGREEMENT

for the

MATTEL, INC. PERSONAL INVESTMENT PLAN

and

THE MEGA BRANDS AMERICA, INC. 401(k) SAVINGS PLAN

THIS AMENDMENT FOUR AND MERGER AGREEMENT (this “Agreement”) is made and entered into this 16th day of December, 2014, by Mattel, Inc., a Delaware corporation (the “Company”).

Statement of Purpose

The Company maintains the Mattel, Inc. Personal Investment Plan (the “PIP”) for the benefit of employees of the Company and certain of its subsidiaries. Effective as of April 30, 2014, MEGA Brands America, Inc. (“MEGA”) became an indirect wholly owned subsidiary of the Company, and the employees of MEGA became members of the Company controlled group of companies under Section 414(b) of the Internal Revenue Code. MEGA sponsors The MEGA Brands America, Inc. 401(k) Savings Plan (the “MEGA Plan”) for eligible MEGA employees. The Company desires that the MEGA Plan merge with and into the PIP effective as of the close of business on December 31, 2014 (the “Plan Merger Date”). The purpose of this Agreement is to evidence the merger of the MEGA Plan with and into the PIP and to set forth amendments to the PIP to reflect the foregoing.

NOW, THEREFORE, in consideration of the foregoing, the Company does hereby amend the PIP and the MEGA Plan effective as of the Plan Merger Date as follows:

1. Merger of MEGA Plan into the PIP. Effective as of the Plan Merger Date, the MEGA Plan shall merge with and into the PIP. In such regard, and as a part of the merger, on the Plan Merger Date the trust maintained for the MEGA Plan shall become a part of the trust maintained for the PIP, and the assets of the MEGA Plan shall thereupon become assets of the PIP. Upon consummation of the merger on the Plan Merger Date and thereafter (a) the PIP shall be the successor in interest to, and shall have and assume all liabilities of, the MEGA Plan, (b) no further contributions shall be made to, and no further benefits shall accrue under, the MEGA Plan for any period after the Plan Merger Date and (c) all substantive provisions of the PIP, as amended by this document, shall apply to the prior MEGA Plan participants who become participants of the PIP. From and after the Plan Merger Date, the named fiduciaries under the PIP shall have the authority to control and manage the operation of the merged plans and the trust maintained thereunder within their designated areas of responsibility, all as provided in the PIP.

2. The following new Section 2.1(h) shall be added to the Plan:

“(h) ‘MEGA Company Account’ shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to matching contributions and profit sharing contributions to The MEGA Brands America, Inc. 401(k) Savings Plan, and any earnings thereon.”

3. Section 2.44(f) of the Plan shall be amended to add MEGA Brands America, Inc. to the list of companies at the end of the paragraph such that service performed by a Participant for MEGA Brands America, Inc. will be taken into account for purposes of determining a Participant’s interest in his Accounts under the Plan.

4. The following shall be added to the end of the chart in Section 8.1(b)(iii)(C) of the Plan to provide full vesting of amounts in The MEGA Brands America, Inc. 401(k) Savings Plan Matching and Profit Sharing Accounts for MEGA Brands America, Inc. employees:

“The MEGA Brands America, Inc. 401(k) Savings Plan	12/31/14	MEGA Company Account”

5. The following sentence shall be added to the end of Section 8.7(d) of the Plan:

“Each former participant in The MEGA Brands America, Inc. 401(k) Savings Plan may elect to receive a partial distribution of any portion of his Distributable Benefit under the Plan.”

6. The following new Section 8.6(l) shall be added to the Plan:

“(l) Withdrawal from MEGA Company Account: A Participant may receive a withdrawal from his MEGA Company Account after attaining age 59-1/2. Hardship withdrawals are not permitted from the MEGA Company Account.”

7. Appendix A to the Plan shall be amended to add The MEGA Brands America, Inc. 401(k) Savings Plan as a plan merged into this Plan effective as of December 31, 2014. Appendix B to the Plan shall be amended to add MEGA Brands America, Inc. as a Participating Company effective as of January 1, 2015.

8. Appendix C to the Plan shall be amended to add the following to the chart to provide that participants in the MEGA Brands America, Inc. 401(k) Savings Plan as of December 31, 2014 shall become participants in the Plan as of January 1, 2015:

MEGA Brands America, Inc. 401(k) Savings Plan	December 31, 2014	January 1, 2015

9. Except as expressly or by necessary implication amended hereby, the PIP shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the day and year first above written effective as of the dates specified herein.

MATTEL, INC.

By:	/s/ Alan Kaye
Alan Kaye
Executive Vice President
Chief Human Resources Officer

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